                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated December 11, 1997 on our audits of the consolidated financial statements of Zapata Corporation, which report includes an explanatory paragraph describing that the Company changed its method of accounting for its equity interest in an unconsolidated affiliate in 1996 and the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" in 1995.



                                        COOPERS & LYBRAND L.L.P.

Houston, Texas
December 23, 1997